Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration on Form S-8 of our reports dated November 21, 2019 relating to the financial statements of BrightView Holdings, Inc. and the effectiveness of BrightView Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of BrightView Holdings, Inc. for the year ended September 30, 2019.

/S/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

March 12, 2020